EXHIBIT 10.1
SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT
This is the Seventh Amendment to the Employment Agreement (“Agreement”) between Lindsay Corporation, a Delaware corporation (“LINDSAY”) and Richard W. Parod (“PAROD”), which was entered into on March 8, 2000, and under which PAROD commenced employment on April 5, 2000, and was previously amended on May 2, 2003, December 22, 2004, March 20, 2007, December 22, 2008, January 26, 2009 and February 25, 2010.
I.
Paragraph 2 of the Agreement is hereby amended to extend the Term of the Agreement for two additional years, so that, unless terminated at an earlier date in accordance with Paragraph 4 of the Agreement, the Term shall continue in effect until April 5, 2013.
II.
All other terms and conditions of the Agreement are hereby ratified and confirmed. All defined terms which are used herein shall have the same meaning as in the Agreement, except as modified herein.
IN WITNESS WHEREOF, the parties have executed the Seventh Amendment to the Agreement to be effective on the later date set forth below when the Agreement has been executed by both parties.

RICHARD W. PAROD	LINDSAY CORPORATION

/s/ Richard W. Parod Richard W. Parod	/s/ Michael N. Christodolou Michael N. Christodolou
Chairman of the Board

Date: January 31, 2011	Date: January 31, 2011